As filed with the Securities and Exchange Commission on November 18, 1998
                                                    Registration No. 333-
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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549

                                       FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                   ZALE CORPORATION
                (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                    75-0675400
     (State or Other Jurisdiction of           (IRS Employer Identification No.)
      Incorporation or Organization)

                              901 WEST WALNUT HILL LANE
                              IRVING, TEXAS  75038-1003
                      (Address of Principal Executive Offices)


                                  ZALE CORPORATION
                            OMNIBUS STOCK INCENTIVE PLAN
                              (Full Title of the Plan)


                                    Alan P. Shor
                             901 West Walnut Hill Lane
                              Irving, Texas 75038-1003
                           (Address of Agent for Service)

                                    972-580-4000
           (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
  Title of securities      Amount to be    Proposed maximum offering       Proposed maximum            Amount of
   to be registered     registered (1) (2)     price per share(3)    aggregate offering price (3) registration fee (3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value  3,000,000 shares           $26 19/32                $78,282,000                $21,763
$.01 per share
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 3,000,000 shares of Common Stock in addition to shares previously registered under Registration Statements No. 33-87782 and No. 333-20673.

 (2) Pursuant to Rule 416 (a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock dividends or similar transactions as provided in the Zale Corporation Omnibus Stock Incentive Plan.

 (3) Pursuant to Rule 457 (h) (1), these figures are based upon the average of the high ($26 5/16) and low ($25 7/8) prices paid for a share of the Company's Common Stock on November 13, 1998, as reported by the New York Stock Exchange, and are used solely for the purpose of calculating the registration fee.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration No. 33-87782 on Form S-8 and Registration No. 333-20673 on Form S-8.

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

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is being filed to register 3,000,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Zale Corporation (the "Company") which have been reserved for issuance under the Company's Omnibus Stock Incentive Plan (the "Plan").
A total of 3,555,000 shares of the Common Stock reserved under the Plan has previously been registered on Registration Statements on Form S-8 (Registration No. 33-87782, filed on December 23, 1994 (the "Original Form S-8") and Registration No. 333-20673, filed on January 29, 1997 (the "Subsequent Form S-8)). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original Form S-8 and Subsequent Form S-8, are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

ITEM 8.  EXHIBITS

     Exhibit
     Number      Description
     -------     -----------

      5          Opinion of Troutman Sanders, LLP.

     23.1 Consent of Arthur Andersen LLP to the use of their reports as incorporated by reference in this Registration Statement.

     23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).

     23.3        Powers of Attorney  (contained on page II-2 hereof).

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on this 13th day of November, 1998.


                                       ZALE CORPORATION


                                       By:  /s/ Robert J. DiNicola
                                            -----------------------------------
                                       Robert J. DiNicola
                                       Chairman of the Board and
                                       Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. DiNicola, Alan P. Shor, and Sue E. Gove and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                               DATE

/s/ Robert J. DiNicola     Chairman of the Board, Chief        November 13, 1998
-------------------------  Executive Officer, and Director
Robert J. DiNicola

/s/ Sue E. Gove            Executive Vice President and Chief  November 13, 1998
-------------------------  Financial Officer (principal
Sue E. Gove                financial officer of the registrant)

/s/ Mark R. Lenz           Senior Vice President,              November 13, 1998
-------------------------  Controller (principal accounting
Mark R. Lenz               officer of the registrant)

/s/ Glen Adams             Director                            November 13, 1998
-------------------------
Glen Adams

/s/ A. David Brown         Director                            November 13, 1998
-------------------------
A. David Brown

/s/ Peter P. Copses        Director                            November 13, 1998
-------------------------
Peter P. Copses

/s/ Andrea Jung            Director                            November 13, 1998
-------------------------
Andrea Jung

/s/ Richard C. Marcus      Director                            November 13, 1998
-------------------------
Richard C. Marcus

/s/ Charles H. Pistor, Jr. Director                            November 13, 1998
-------------------------
Charles H. Pistor, Jr.

/s/ Andrew H. Tisch        Director                            November 13, 1998
-------------------------
Andrew H. Tisch

                                   EXHIBIT INDEX

Exhibit
Number              Description
-------             -----------
  5                 Opinion of Troutman Sanders LLP

 23.1 Consent of Arthur Andersen LLP to the use of their report as incorporated by reference in this Registration Statement.

 23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).

 24                 Powers of Attorney  (contained on page II-2 hereof)